Contact:             Marissa Vidaurri, Investor Relations, marissa.vidaurri@ni.com

NI Reports Q4 Revenue of $334 Million
Continued Year-Over-Year Core Revenue Growth

Q4 2015 Highlights

●	Record revenue of $334 million, up 0.5 percent year over year in U.S. dollar terms with core revenue up 4.3 percent year over year
●	Record bookings for software
●	GAAP operating margin of 15 percent
●	Non-GAAP operating margin of 18.5 percent
●	Fully diluted GAAP EPS of $0.25 and fully diluted non-GAAP EPS of $0.34
●	EBITDA of $63 million or $0.49 per share
●	Cash and short-term investments of $333 million as of Dec. 31, 2015

AUSTIN, Texas – Jan. 28, 2016 – NI (Nasdaq: NATI) today announced Q4 revenue of $334 million, up 0.5 percent year over year in U.S. dollar terms with core revenue up 4.3 percent year over year. The company’s definition of core revenue is GAAP revenue excluding the impact of NI’s largest customer and the impact of foreign currency exchange. A reconciliation of GAAP revenue to core revenue is included with this news release.

In Q4 2015, NI received $10 million in orders from its largest customer compared with $8 million in orders from this customer in Q4 2014. Excluding NI’s largest customer, the company’s total order growth was flat for the quarter with orders under $20,000 down 5 percent year over year; orders between $20,000 and $100,000 up 1 percent year over year; and orders above $100,000 up 9 percent year over year.

“Despite the revenue headwinds, the strength of our business model has allowed us to deliver strong gross and operating margins for the year. Our platform-based approach, built around highly differentiated software, has created a large ecosystem of customers, partners and technologies that are key drivers to the long-term growth and profitability of the company,” said Dr. James Truchard, NI president, CEO and co-founder. “The recent convergence of technology has led to an explosion in the amount of data required to characterize systems. Our differentiated software-defined platform puts us at the forefront as we empower engineers to solve their unique challenges through our flexible tools designed specifically to measure, process and connect to these sources of Big Analog Data.”

GAAP net income for Q4 was $32 million, with fully diluted earnings per share (EPS) of $0.25, and non-GAAP net income was $43 million, with non-GAAP fully diluted EPS of $0.34. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $63 million, or $0.49 per share in the fourth quarter.

In Q4, GAAP gross margin was 74 percent and non-GAAP gross margin was 75 percent. Total GAAP operating expenses were $198 million, up 2 percent year over year. Total non-GAAP operating expenses were $190 million, up 2 percent year over year.

GAAP operating margin was 15 percent in Q4, with GAAP operating income of $50 million, down 9 percent year over year. Non-GAAP operating margin was 18.5 percent in Q4, with non-GAAP operating income of $62 million, down 6 percent year over year.

“While our results for 2015 were below our expectations coming into the year, I am proud of our execution. Given the revenue headwinds that developed due to currency, a weak PMI and other issues, I am proud that we were able to essentially maintain our revenue and operating profitability in 2015,” said Alex Davern, NI COO and CFO. “We remain committed to our goal of driving operating leverage to achieve our long-term operating margin targets.”

Geographic revenue in U.S. dollar terms for Q4 2015 compared with Q4 2014 was down 4 percent in the Americas, up 3 percent in EMEIA and up 3 percent in APAC. In constant currency terms, revenue was down 1 percent in the Americas, up 8 percent in EMEIA and up 9 percent in APAC. Historical revenue from these three regions can be found on NI’s investor website at www.ni.com/nati.

As of Dec. 31, 2015, NI had $333 million in cash and short-term investments. For the year, the company paid $98 million in dividends, used $75 million to repurchase 2.6 million shares of NI’s common stock at an average price of $29.04 per share and used $126 million in net cash for acquisitions. The NI Board of Directors approved a quarterly dividend of $0.20 per share payable on March 7, 2016, to stockholders of record on Feb. 16, 2016.

The company’s non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles and acquisition transaction costs and restructuring charges. Reconciliations of the company’s GAAP and non-GAAP results are included as part of this news release.

FY 2015 Highlights

●	Revenue of $1.23 billion, down 1.5 percent year over year
●	Core revenue up 6 percent year-over-year
●	Fully diluted GAAP EPS of $0.74
●	Non-GAAP fully diluted EPS of $1.00
●	EBITDA of $204 million, or $1.59 per share
●	Dividends paid of $98 million, or $0.76 per share

Full-year 2015 revenue was $1.23 billion, down 1.5 percent year-over-year. GAAP net income for 2015 was $95 million, with fully diluted GAAP EPS of $0.74, and non-GAAP net income was $128 million, with fully diluted EPS of $1.00.

Guidance for Q1 2016

NI currently expects Q1 revenue to be in the range of $290 million to $320 million. Based on current exchange rates the company expects that the impact of the strengthening of the U.S dollar will reduce the company’s year over year dollar revenue growth rate by approximately 400 basis points in Q1 and approximately 200 basis points for Q2 through Q4. At the midpoint, NI’s guidance reflects a 5 percent increase in U.S. dollars and approximately 9 percent year over year core revenue growth. The company currently expects that GAAP fully diluted EPS will be in the range of $0.09 to $0.21 for Q1, with non-GAAP fully diluted EPS expected to be in the range of $0.17 to $0.29. In Q1, NI currently expects its non-GAAP effective tax rate to be approximately 21 percent.

Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three- and twelve-month periods ending December 31, 2015 and 2014, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS and non-GAAP effective tax rate.

When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company’s operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, restructuring charges, foreign exchange loss on acquisitions and impairment of minority cost basis investments in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company’s performance relative to the company’s long-term public performance goals; to allocate resources; and, relative to the company’s historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company’s EBITDA and EBITDA diluted EPS for the three- and twelve-month periods ending December 31, 2015 and 2014. The company believes that including the EBITDA results assists investors in assessing the company’s operational performance relative to its competitors. A reconciliation of EBITDA and EBITDA diluted EPS to GAAP net income and GAAP diluted EPS is included with this news release. This news release also discloses the company’s core revenue for the three- and twelve-month periods ending December 31, 2015 and 2014. The company believes that including its core revenue assists investors in assessing the company’s operational performance. A reconciliation of core revenue to GAAP revenue is included with this news release.

Conference Call Information and Availability of Presentation Materials

Interested parties can listen to the Q4 2015 earnings conference call with NI management today, Jan. 28, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 212-2361, confirmation code 10953888 shortly after the call through Jan. 31, at 11:00 p.m. CT, or by visiting the company’s website at ni.com/call. Presentation materials referred to on the conference call can also be found at ni.com/nati.

Forward-Looking Statements

This release contains “forward-looking statements,” including statements regarding continued year over year core revenue growth; that our platform-based approach has created a large ecosystem of customers, partners, and technologies that are key drivers to long-term growth and profitability; that our platform puts us at the forefront as we empower engineers to solve their unique challenges; that we remain committed to our goal of driving operating leverage to achieve our long-term operating margin targets; that NI expects the impact of the strengthening of the U.S. dollar to reduce its year-over-year dollar revenue growth rate by approximately 400 basis points in Q1; expected revenue from NI’s largest customer in Q1; and NI’s guidance for Q1 revenue and GAAP and non-GAAP fully diluted EPS and non-GAAP tax rate. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, component shortages, delays in the release of new products, fluctuations in demand for NI products including orders from NI’s largest customer, the company’s ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns and adverse effect of price changes and effective tax rates. Actual results may differ materially from the expected results.

The company directs readers to its Form 10-K for the year ended Dec. 31, 2014; its Form 10-Q for the quarter ended September 30, 2015; and the other documents it files with the SEC for other risks associated with the company’s future performance.

About NI
Since 1976, NI (www.ni.com) has made it possible for engineers and scientists to solve the world’s greatest engineering challenges with powerful, flexible technology solutions that accelerate productivity and drive rapid innovation. Customers from a wide variety of industries – from healthcare to automotive and from consumer electronics to particle physics – use NI’s integrated hardware and software platform to improve the world we live in. (NATI-F)

Big Analog Data, LabVIEW, National Instruments, NI, ni.com and NIWeek are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands, unaudited)

	December 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	251,129	274,030
Short-term investments	81,789	197,163
Accounts receivable, net	216,244	202,329
Inventories, net	185,197	173,052
Prepaid expenses and other current assets	65,381	70,075
Deferred income taxes, net	-	31,171
Total current assets	799,740	947,820

Property and equipment, net	257,853	264,086
Goodwill	257,718	144,325
Intangible assets, net	108,196	78,282
Other long-term assets	30,349	20,978
Total assets	1,453,856	1,455,491

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	50,970	58,603
Accrued compensation	27,956	33,774
Deferred revenue - current	112,283	105,964
Accrued expenses and other liabilities	11,755	14,714
Other taxes payable	37,250	34,602
Total current liabilities	240,214	247,657

Long-term debt	37,000	-
Deferred income taxes	44,673	47,406
Liability for uncertain tax positions	11,974	10,127
Deferred revenue - long-term	27,708	26,452
Other long-term liabilities	10,565	6,353
Total liabilities	372,134	337,995

Stockholders' equity:
Preferred stock	-	-
Common stock	1,275	1,278
Additional paid-in capital	717,706	662,889
Retained earnings	400,831	464,993
Accumulated other comprehensive income (loss)	(38,090)	(11,664)
Total stockholders' equity	1,081,722	1,117,496
Total liabilities and stockholders' equity	1,453,856	1,455,491

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net sales:
Product	$306,350	$305,176	$1,113,590	$1,143,000
Software maintenance	27,989	27,600	111,866	100,862
Total net sales	334,339	332,776	1,225,456	1,243,862

Cost of sales:
Product	85,575	83,094	311,226	312,623
Software maintenance	1,200	1,066	5,730	5,509
Total cost of sales	86,775	84,160	316,956	318,132

Gross profit	247,564	248,616	908,500	925,730
	74.0%	74.7%	74.1%	74.4%
Operating expenses:
Sales and marketing	116,348	113,819	452,263	461,845
Research and development	56,670	57,351	225,131	227,433
General and administrative	24,544	22,411	93,935	91,265
Total operating expenses	197,562	193,581	771,329	780,543

Operating income	50,002	55,035	137,171	145,187

Other income (expense):
Interest income	314	340	1,403	1,133
Net foreign exchange loss	(5,110)	(1,245)	(7,075)	(2,250)
Other (expense) income, net	(1,014)	(352)	(221)	(69)

Income before income taxes	44,192	53,778	131,278	144,001

Provision for income taxes	12,058	10,393	36,016	17,668

Net income	$32,134	$43,385	$95,262	$126,333

Basic earnings per share	$0.25	$0.34	$0.74	$0.99
Diluted earnings per share	$0.25	$0.34	$0.74	$0.99

Weighted average shares outstanding -
basic	127,341	127,755	127,997	127,030
diluted	127,798	128,233	128,668	127,799

Dividends declared per share	$0.19	$0.15	$0.76	$0.60

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	2015	2014
Cash flow from operating activities:
Net income	$95,262	126,333
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	74,090	70,206
Stock-based compensation	24,572	25,759
Tax expense/(benefit) expense from deferred income taxes	9,361	5,886
Tax benefit from stock option plans	(967)	(1,242)
Net change in operating assets and liabilities	(39,586)	(31,836)
Net cash provided by operating activities	162,732	195,106

Cash flow from investing activities:
Capital expenditures	(33,984)	(44,944)
Capitalization of internally developed software	(31,356)	(25,781)
Additions to other intangibles	(2,811)	(2,834)
Acquisitions, net of cash received	(125,710)	-
Purchases of short-term investments	(29,649)	(123,849)
Sales and maturities of short-term investments	145,023	89,835
Net cash used by investing activities	(78,487)	(107,573)

Cash flow from financing activities:
Proceeds from revolving line of credit	54,000	-
Principal payments on revolving line of credit	(17,000)	-
Proceeds from issuance of common stock	27,785	31,277
Repurchase of common stock	(75,255)	-
Dividends paid	(97,643)	(76,285)
Tax benefit from stock option plans	967	1,242
Net cash used by financing activities	(107,146)	(43,766)

Net change in cash and cash equivalents	(22,901)	43,767
Cash and cash equivalents at beginning of period	274,030	230,263
Cash and cash equivalents at end of period	$251,129	274,030

Detail of GAAP charges related to stock-based compensation, amortization of acquisition intangibles, acquisition related transaction costs, restructuring charges, foreign exchange loss on acquisitions and impairment of minority cost basis investments (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014
Stock-based compensation
Cost of sales	$509	$447	$1,936	$1,711
Sales and marketing	2,701	2,597	11,003	10,931
Research and development	2,240	2,428	9,004	9,649
General and administrative	888	810	3,544	3,467
Provision for income taxes	(1,870)	(1,497)	(7,289)	(7,414)
Total	$4,468	$4,785	$18,198	$18,344

Amortization of acquisition intangibles
Cost of sales	$3,080	$2,660	$10,938	$10,651
Sales and marketing	740	433	2,039	1,784
Research and development	316	369	1,299	1,567
Other income, net	93	165	542	672
Provision for income taxes	(1,398)	(1,199)	(4,867)	(4,846)
Total	$2,831	$2,428	$9,951	$9,828

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$296	$742	$1,269	$1,289
Sales and marketing	123	37	123	189
Research and development	198	178	198	442
General and administrative	593	96	1,035	241
Foreign exchange loss on acquisition	3,111	-	3,111	-
Impairment of minority cost basis investment	1,000	-	1,000	-
Provision for income taxes	(1,453)	(286)	(1,843)	(674)
	$3,868	$767	$4,893	$1,487

Reconciliation of Gross Profit to Non-GAAP Gross Profit

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Gross profit, as reported	$247,564	$248,616	$908,500	$925,730
Stock-based compensation	509	447	1,936	1,711
Amortization of acquisition intangibles	3,080	2,660	10,938	10,651
Acquisition transaction costs, restructuring charges and other	296	742	1,269	1,289
Non-GAAP gross profit	$251,449	$252,465	$922,643	$939,381
Non-GAAP gross margin	75.2%	75.9%	75.3%	75.5%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Operating expenses, as reported	$197,562	$193,581	$771,329	$780,543
Stock-based compensation	(5,829)	(5,835)	(23,551)	(24,047)
Amortization of acquisition intangibles	(1,056)	(802)	(3,338)	(3,351)
Acquisition transaction costs, restructuring charges and other	(914)	(311)	(1,356)	(872)
Non-GAAP operating expenses	$189,763	$186,633	$743,084	$752,273

Reconciliation of Operating Income to Non-GAAP Operating Income

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Operating income, as reported	$50,002	$55,035	$137,171	$145,187
Stock-based compensation	6,338	6,282	25,487	25,758
Amortization of acquisition intangibles	4,136	3,462	14,276	14,002
Acquisition transaction costs, restructuring charges and other	1,210	1,053	2,625	2,161
Non-GAAP operating income	$61,686	$65,832	$179,559	$187,108
Non-GAAP operating margin	18.5%	19.8%	14.7%	15.0%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Income before income taxes, as reported	$44,192	$53,778	$131,278	$144,001
Stock-based compensation	6,338	6,282	25,487	25,758
Amortization of acquisition intangibles	4,229	3,627	14,818	14,674
Acquisition transaction costs, restructuring charges and other	5,321	1,053	6,736	2,161
Non-GAAP income before income taxes	$60,080	$64,740	$178,319	$186,594

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Provision for income taxes, as reported	$12,058	$10,393	$36,016	$17,668
Stock-based compensation	1,870	1,497	7,289	7,414
Amortization of acquisition intangibles	1,398	1,199	4,867	4,846
Acquisition transaction costs, restructuring charges and other	1,453	286	1,843	674
Non-GAAP provision for income taxes	$16,779	$13,375	$50,015	$30,602

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS (unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,

	2015	2014	2015	2014

Net income, as reported	$32,134	$43,385	$95,262	$126,333
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	4,468	4,785	18,198	18,344
Amortization of acquisition intangibles, net of tax effect	2,831	2,428	9,951	9,828
Acquisition transaction costs, restructuring charges and other, net of tax effect	3,868	767	4,893	1,487
Non-GAAP net income	$43,301	$51,365	$128,304	$155,992

Basic EPS, as reported	$0.25	$0.34	$0.74	$0.99
Adjustment to reconcile basic EPS to non-GAAP basis EPS:

Impact of stock-based compensation, net of tax effect	0.04	0.04	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.08
Impact of acquisition transaction costs, restructuring charges and other, net of tax effect	0.03	-	0.04	0.02
Non-GAAP basic EPS	$0.34	$0.40	$1.00	$1.23

Diluted EPS, as reported	$0.25	$0.34	$0.74	$0.99
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:

Impact of stock-based compensation, net of tax effect	0.04	0.04	0.14	0.14
Impact of amortization of acquisition intangibles, net of tax effect	0.02	0.02	0.08	0.08
Impact of acquisition transaction costs, restructuring charges and other, net of tax effect	0.03	-	0.04	0.01
Non-GAAP diluted EPS	$0.34	$0.40	$1.00	$1.22

Weighted average shares outstanding -
Basic	127,341	127,755	127,997	127,030
Diluted	127,798	128,233	128,668	127,799

National Instruments
Reconciliation of Net Income and Diluted EPS to EBITDA and EBITDA Diluted EPS
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net income, as reported	$32,134	$43,385	$95,262	$126,333
Adjustments to reconcile net income to EBITDA:
Interest income, net of interest expense	(167)	(306)	(1,099)	(991)
Tax expense	12,058	10,393	36,016	17,668
Depreciation and amortization	18,933	19,195	74,090	70,206
EBITDA	$62,958	$72,667	$204,269	$213,216

Diluted EPS, as reported	$0.25	$0.34	$0.74	$0.99
Adjustment to reconcile diluted EPS to EBITDA
Interest income, net of interest expense	-	-	(0.01)	(0.01)
Taxes	0.09	0.08	0.28	0.14
Depreciation and amortization	0.15	0.15	0.58	0.55
EBITDA diluted EPS	$0.49	$0.57	$1.59	$1.67

Weighted average shares outstanding - Diluted	127,798	128,233	128,668	127,799

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	March 31, 2016

	Low	High
GAAP Fully Diluted EPS, guidance	$0.09	$0.21
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS:

Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.03	0.03
Impact of acquisition restructuring costs, net of tax effect	0.01	0.01
Non-GAAP diluted EPS, guidance	$0.17	$0.29

National Instruments
Reconciliation of GAAP Revenue to Core Revenue
(unaudited)

Three Months Ended
December 31,
2015
YoY GAAP revenue growth, as reported	$0.5%
Effect of excluding our current largest customer	-0.7%
YoY GAAP revenue growth, excluding our largest customer	-0.2%
Effect of excluding the impact of foreign currency exchange	4.5%
YoY Core revenue growth	$4.3%

National Instruments
Reconciliation of GAAP Revenue to Core Revenue
(unaudited)

Year Ended
December 31,
2015
YoY GAAP revenue growth, as reported	$-1.5%
Effect of excluding our current largest customer	1.8%
YoY GAAP revenue growth, excluding our largest customer	.3%
Effect of excluding the impact of foreign currency exchange	5.8%
YoY Core revenue growth	$6.1%

National Instruments
Reconciliation of GAAP Revenue to Core Revenue Guidance
(unaudited)

Three Months Ended
March 31,
2016
Estimated YoY GAAP revenue growth, as reported	$5.3%
Estimated effect of excluding our current largest customer	-0.3%
Estimated YoY GAAP revenue growth, excluding our largest customer	5.0%
Estimated effect of excluding the impact of foreign currency exchange	4.0%
Estimated YoY Core revenue growth	$9.0%